                                                  SIMON TRANSPORTATION SERVICES INC.
                                       SCHEDULE OF COMPUTATION OF NET EARNINGS (LOSS) PER SHARE
                                                              (Unaudited)



                                                             For the Three Months Ended           For the Six Months Ended
                                                       -----------------------------------------------------------------------------
Basic and Diluted:                                       March 31, 2000     March 31, 1999     March 31, 2000      March 31, 1999
                                                         --------------     --------------     --------------      --------------

Common shares outstanding beginning of period:                6,110,109          6,109,834          6,110,109           6,180,334

Common share equivalents:

         Employee stock options outstanding:
                  Basic                                              --                 --                 --                  --
                  Diluted                                            --                 --                 --                  --

         Employee stock options exercised:
                  Basic                                              --                 --                 --                  --
                  Diluted                                            --                 --                 --                  --

         Common shares repurchased:
                  Basic                                              --                 --                 --             (56,500)
                  Diluted                                            --                 --                 --             (56,500)
                                                       --------------------------------------------------------- -------------------

         Number of common shares and common
            share equivalents outstanding:
                  Basic                                       6,110,109          6,109,834          6,110,109           6,123,834
                                                       ========================================================= ===================
                  Diluted                                     6,110,109          6,109,834          6,110,109           6,123,834
                                                       ========================================================= ===================

Net earnings (loss)                                          $   77,917       $ (1,926,411)        $  (63,297)       $ (1,881,272)

         Net earnings (loss) per common share
            and common share equivalent:
                  Basic                                      $     0.01       $      (0.32)        $    (0.01)       $      (0.31)
                                                       ========================================================= ===================
                  Diluted                                    $     0.01       $      (0.32)        $    (0.01)       $      (0.31)
                                                       ========================================================= ===================

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